Exhibit 10.1

Execution Version

AMENDMENT NO. 7
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 23, 2008, is entered into among GLADSTONE BUSINESS LOAN, LLC, (the “Borrower”), TAHOE FUNDING CORP., as CP Lender, RELATIONSHIP FUNDING COMPANY, LLC, as CP Lender, DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”), KEYBANK, NATIONAL ASSOCIATION (“KeyBank”) and BRANCH BANKING AND TRUST COMPANY (“BB&T”), as Committed Lenders (collectively, the “Committed Lenders”), Deutsche Bank, KeyBank and BB&T as Managing Agents (in such capacity, collectively the “Managing Agents”) and Deutsche Bank as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

                A.                                   Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 26, 2006, among the Borrower, Gladstone Management Corporation, as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

                B.                                     The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

SECTION 1.  Amendment.  Subject to the satisfaction of the condition set forth in Section 3 hereof, the parties hereto hereby agree:

(a)                                  to delete the definition of “Amortization Period” in Section 1.1 of the Credit Agreement and substitute the following therefor:

Amortization Period: means the period beginning on the Termination Date and ending on the Maturity Date.

(b)                                 to delete the definition of “Borrowing Base” in Section 1.1 of the Credit Agreement and substitute the following therefor:

Borrowing Base:  On any date of determination, the lesser of (a) (i) the Aggregate Purchased Loan Balance minus (ii) the Required Equity Investment or (b) an amount equal to 40% of the Aggregate Purchased Loan Balance.

(c)           to delete the definition of “Commitment Termination Date” in Section 1.1 of the Credit Agreement and substitute the following therefor:

Commitment Termination Date:  June 6, 2008, or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of the Lenders in accordance with the terms of Section 2.1(b).

(d)                                 to insert the following clause (c) in the definition of “Interest Rate” in Section 1.1 of the Credit Agreement.

(c)  notwithstanding anything in clause (a) or (b) to the contrary, following the occurrence and during the continuation of an Early Termination Event, a rate equal to the Default Rate.

(e)                                  to insert the following defined terms in Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Default Rate” is defined in each Fee Letter.

“Maturity Date” means the date that is one year after the Termination Date.  The Advances Outstanding will be due and payable in full on the Maturity Date.

(f)                                    to delete Section 2.4(a) of the Credit Agreement and substitute the following therefor:

(a) The Advances Outstanding shall be due and payable in accordance with Section 2.8 on the Maturity Date.  In addition, Advances Outstanding shall be repaid as and when necessary to cause the Borrowing Base Test to be met, in accordance with Section 2.8 (each such payment, a “Mandatory Prepayment”), and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period;

(g)                                 to delete Section 8.1(a) of the Credit Agreement and substitute the following therefor:

(a)  the Borrower shall fail to (i) make payment of any amount required to be made under the terms of this Agreement and such failure shall continue for more than two (2) Business Days; or (ii) repay all Advances Outstanding on or prior to the Maturity Date; or

(h)                                 to insert the following Section 8.2 in the Credit Agreement in appropriate numeric order:

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SECTION 8.2 Remedies.

(a)           Upon any such declaration or automatic occurrence of the Termination Date as specified under Section 8.1, no further Advances will be made, and the Administrative Agent and the other Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, including the right to sell the Collateral, which rights and remedies shall be cumulative.  The Administrative Agent and the other Secured Parties agree that the sale of the Collateral shall be conducted in good faith and in accordance with commercially reasonable practices.

(b)           At any time on and after the Termination Date, the Borrower and the Servicer hereby agree that they will, at the expense of Borrower or, if such Termination Date occurred as a result of a Servicer Termination Event, at the expense of the initial Servicer or any Affiliate of the initial Servicer if appointed as Successor Servicer hereunder, and upon request of the Administrative Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Administrative Agent, and make the same available to the Administrative Agent, at a place to be designated by the Administrative Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public sale in accordance with commercially reasonable practices.  If there is no recognizable public market for sale of any portion of Collateral, then a private sale of that Collateral may be conducted only on an arm’s length basis and in accordance with commercially reasonable practices.  The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all

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or any part of the Collateral (after payment of any amounts incurred by the Administrative Agent or any of the Secured Parties in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the Obligations pursuant to Section 2.8.

                (c)           If the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Borrower shall have the right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at a price not less than the Obligations as of the date of such proposed repurchase.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Secured Parties otherwise available under any provision of this Agreement by operation of law, at equity or otherwise, each of which are expressly preserved.

SECTION 2.  Representations and Warranties.  The Borrower hereby represents and warrants to each of the other parties hereto, that:

(a)                                  this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)                                 on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 3.  Condition.

(a)                                  This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 4.  Reference to and Effect on the Transaction Documents.

(a)                                  Upon the Effective Date, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)                                 Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement (including all other amendments thereto), of all other Transaction Documents and any other documents, instruments and

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agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, with reference to Sections 5-1401 and 5-1402 of the New York General Obligations Law but otherwise without regard to conflict of law provisions.

SECTION 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8.  Fees and Expenses.  The Borrower further hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Remainder of Page Deliberately Left Blank]

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                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC, as Borrower

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Lender, Managing Agent and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

TAHOE FUNDING CORP., as CP Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Committed Lender and Managing Agent

By
	Name:	Andrew G. Mesches
	Title:	Vice President

RELATIONSHIP FUNDING COMPANY, LLC, as CP Lender

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as Committed Lender and Managing Agent

By:
	Name:	Gregory Drabik
	Title:	Vice President